UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

CLUBCORP CLUB OPERATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-173127	27-3894784
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is furnished by ClubCorp Club Operations, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 7.01	Regulation FD Disclosure

In connection with the incremental facility under the Credit Agreement dated as of November 30, 2010, as amended (the “Credit Agreement”), among CCA Club Operations Holdings, LLC, the Company, as Borrower, Citicorp North America, Inc. as Administrative Agent and Tranche A L/C Issuer, Citibank, N.A. as Swing Line Lender and Tranche B L/C Issuer, the other lenders party thereto and Citigroup Global Markets Inc. as Sole Arranger and Sole Bookrunner, the Company is embarking on the process of seeking commitments to fund up to an aggregate of $300 million of additional senior secured term loans under its existing Term B Loan Facility (the “Incremental Term B Loan”), the proceeds of which would be used to finance the redemption of approximately $269.75 million in principal of its 10% senior notes due in 2018. The Company is also seeking to amend the Credit Agreement to (1) ease the senior secured leverage ratio as it relates to payments of excess cash flow, further incremental term or revolving borrowings, and the financial covenant relating to the revolving credit commitments under the Credit Agreement, and (2) make other administrative changes to the Credit Agreement. The terms of the Incremental Term B Loan and the proposed amendment are preliminary and subject to review and approval by the requisite lenders as well as the Company and, therefore, subject to further revision.

The information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 -- that is, statements related to future, not past, events. Forward looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address the Company’s expected future business and financial performance. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to the Company’s other filings with the U.S. Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. These forward-looking statements speak only as of the date of this Current Report on Form 8-K. We do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, unless the securities laws require us to do so.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2014	CLUBCORP CLUB OPERATIONS, INC.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer